Exhibit 25.3

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

EASTMAN KODAK COMPANY
(Exact name of obligor as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	16-0417150 (I.R.S. employer identification no.)

343 State Street Rochester, New York (Address of principal executive offices)	14650 (Zip code)

Creo Manufacturing America LLC
(Exact name of obligor as specified in its charter)

Wyoming (State or other jurisdiction of incorporation or organization)	20-0754412 (I.R.S. employer identification no.)

1720 Carey Avenue, Suite 200 Cheyenne, Wyoming (Address of principal executive offices)	82001 (Zip code)
Eastman Gelatine Corporation
(Exact name of obligor as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-1272190 (I.R.S. employer identification no.)

227 Washington Street Peabody, Massachusetts (Address of principal executive offices)	01960 (Zip code)
Eastman Kodak International Capital Company, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-0952341 (I.R.S. employer identification no.)

343 State Street Rochester, New York (Address of principal executive offices)	14650 (Zip code)

Far East Development Ltd.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1152300 (I.R.S. employer identification no.)

343 State Street Rochester, New York (Address of principal executive offices)	14650 (Zip code)
FPC Inc.
(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-3519183 (I.R.S. employer identification no.)

6677 Santa Monica Boulevard Hollywood, California (Address of principal executive offices)	90038 (Zip code)
Kodak Americas, Ltd.
(Exact name of obligor as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	66-0216256 (I.R.S. employer identification no.)

343 State Street Rochester, New York (Address of principal executive offices)	14650 (Zip code)

Kodak Aviation Leasing LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1585224 (I.R.S. employer identification no.)

343 State Street Rochester, New York	14650
(Address of principal executive offices)	(Zip code)
Kodak Imaging Network, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3334107 (I.R.S. employer identification no.)

1480 64th Street, Suite 300 Emeryville, California	94608
(Address of principal executive offices)	(Zip code)
Kodak (Near East), Inc.
(Exact name of obligor as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-6027936 (I.R.S. employer identification no.)

343 State Street Rochester, New York	14650
(Address of principal executive offices)	(Zip code)

Kodak Philippines, Ltd.
(Exact name of obligor as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-0747862 (I.R.S. employer identification no.)

343 State Street Rochester, New York	14650
(Address of principal executive offices)	(Zip code)
Kodak Portuguesa Limited
(Exact name of obligor as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-0839171 (I.R.S. employer identification no.)

343 State Street Rochester, New York	14650
(Address of principal executive offices)	(Zip code)
Kodak Realty, Inc.
(Exact name of obligor as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-0912045 (I.R.S. employer identification no.)

343 State Street Rochester, New York	14650
(Address of principal executive offices)	(Zip code)

Laser Edit, Inc.
(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-3900451 (I.R.S. employer identification no.)

809 North Cahuenga Boulevard Los Angeles, California	90038
(Address of principal executive offices)	(Zip code)
Laser-Pacific Media Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3824617 (I.R.S. employer identification no.)

809 North Cahuenga Boulevard Los Angeles, California	90038
(Address of principal executive offices)	(Zip code)
NPEC Inc.
(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	16-1375677 (I.R.S. employer identification no.)

343 State Street Rochester, New York	14650
(Address of principal executive offices)	(Zip code)

Pacific Video, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3806602 (I.R.S. employer identification no.)

809 North Cahuenga Boulevard Los Angeles, California	90038
(Address of principal executive offices)	(Zip code)
Pakon, Inc.
(Exact name of obligor as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1643462 (I.R.S. employer identification no.)

251 East Ohio Street, Suite 1100 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip code)
Qualex Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1306019 (I.R.S. employer identification no.)

2040 Stirrup Creek Drive, Suite 100 Durham, North Carolina	27703
(Address of principal executive offices)	(Zip code)

Debt Securities and Guarantees of Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 20th day of January, 2010.

THE BANK OF NEW YORK MELLON
By:	/S/ CHERYL CLARKE
	Name:	CHERYL CLARKE
	Title:	VICE PRESIDENT

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2009, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,228,000
Interest-bearing balances	56,028,000
Securities:
Held-to-maturity securities	6,782,000
Available-for-sale securities	39,436,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	1,319,000
Securities purchased under agreements to resell	50,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	29,318,000
LESS: Allowance for loan and lease losses	414,000
Loans and leases, net of unearned income and allowance	28,904,000
Trading assets	6,282,000
Premises and fixed assets (including capitalized leases)	1,115,000
Other real estate owned	6,000
Investments in unconsolidated subsidiaries and associated companies	830,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	4,949,000
Other intangible assets	1,514,000

Dollar Amounts In Thousands
Other assets	11,560,000

Total assets	162,003,000

LIABILITIES
Deposits:
In domestic offices	57,327,000
Noninterest-bearing	32,885,000
Interest-bearing	24,442,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	74,161,000
Noninterest-bearing	2,846,000
Interest-bearing	71,315,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	414,000
Securities sold under agreements to repurchase	13,000
Trading liabilities	6,144,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	2,695,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	5,064,000

Total liabilities	149,308,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,297,000
Retained earnings	7,991,000
Accumulated other comprehensive income	-5,097,000
Other equity capital components	0
Total bank equity capital	12,326,000
Noncontrolling (minority) interests in consolidated subsidiaries	369,000
Total equity capital	12,695,000

Total liabilities and equity capital	162,003,000

     I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Thomas P. Gibbons,
Chief Financial Officer
     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

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Gerald L. Hassell
Robert P. Kelly		Directors
Catherine A. Rein